UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Akmerkez B Blok Kat 5-6 Nispetiye Caddesi 34330 Etiler, Istanbul, Turkey		None
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +90 212 317 25 00

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2011, TransAtlantic Petroleum (USA) Corp. (“TransAtlantic”), a wholly owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into an office lease (the “Lease”) with Longfellow Energy, LP (“Longfellow”) to lease corporate office space located at 16803 North Dallas Parkway, Addison, Texas.

TransAtlantic will lease approximately 5,300 square feet of office space from Longfellow under the Lease. The initial lease term under the Lease will commence on the date that TransAtlantic subleases or assigns all or a portion of its current lease and reaches an agreement to reduce the amount of rent under its current lease (the “Commencement Date”), and expires five years after the Commencement Date, unless earlier terminated in accordance with the Lease. TransAtlantic has the option to extend the Lease term for two additional periods of five years each; provided that the parties reach a mutually agreed upon amount for monthly rent during the renewal term.

TransAtlantic currently leases office space at 5910 N. Central Expressway in Dallas, Texas (the “Current Lease”) and is attempting to sublease or assign all or a portion of the Current Lease.

During the initial lease term, except as provided below, TransAtlantic will pay monthly rent of $6,625 to Longfellow plus, utilities, real property taxes and liability insurance (to the extent that TransAtlantic does not obtain its own liability insurance). However, until TransAtlantic is able to sublease or assign all or a portion of the Current Lease or enter into an agreement reducing the rent under the Current Lease, no rent or utilities are required to be paid to Longfellow under the Lease. If TransAtlantic is able to sublease or assign all or a portion of the Current Lease or enter into an agreement reducing the rent under the Current Lease, then the amount of the reduction in monthly rent or utilities owed under the Current Lease is required to be paid to Longfellow as monthly rent or utilities under the Lease, up to the maximum amount of monthly rent or utilities owed under the Lease.

The Company has entered into a service agreement, as amended (the “Service Agreement”), with Longfellow, Viking Drilling, LLC, MedOil Supply, LLC and Riata Management, LLC. In addition, N. Malone Mitchell, 3rd, the Company’s chairman of the board of directors and chief executive officer, and his wife and children indirectly own 100% of Longfellow. For a description of the Service Agreement and other related party transactions with Mr. Mitchell and his family, see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 16, 2011.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Office Lease, by and between TransAtlantic Petroleum (USA) Corp. and Longfellow Energy, LP, dated August 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 25, 2011

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Office Lease, by and between TransAtlantic Petroleum (USA) Corp. and Longfellow Energy, LP, dated August 23, 2011.